                                                                    Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                   ----------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305-(b) (2)

                                    ---------

                       IBJ WHITEHALL BANK & TRUST COMPANY
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


         New York                                       13-5375195
(State of Incorporation                               (I.R.S. Employer
if not a U.S. national bank)                        Identification No.)
One State Street, New York, New York                       10004
(Address of principal executive offices)                 (Zip code)


                       IBJ Whitehall Bank & Trust Company
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
            (Name, Address and Telephone Number of Agent for Service)

                               Anteon Corporation
           (Exact name of each registrant as specified in its charter)


Virginia                                                54-1023915
(State or jurisdiction of                             (I.R.S. Employer
incorporation or organization)                       Identification No.)


3211 Jermantown Road                                    22030-2801
Suite 700                                               (Zip Code)
Fairfax, Virginia
(Address of principal executive office)

                     12% Senior Subordinated Notes due 2009
                         (Title of Indenture Securities)

Item 1.   General information

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          New York State Banking Department,
          Two Rector Street, New York, New York

          Federal Deposit Insurance Corporation, Washington, D.C.

          Federal Reserve Bank of New York Second District,
          33 Liberty Street, New York, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

                                       Yes

Item 2.   Affiliations with the Obligors.

          If the obligors are an affiliate of the trustee, describe each such affiliation.

          The obligors are not an affiliate of the trustee.

Item 13.  Defaults by the Obligors.


     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                      None

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                      None

Item 16.  List of exhibits.

          List below all exhibits filed as part of this statement of eligibility.

     *1. A copy of the Charter of IBJ Whitehall Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460 & 333-46849).

     *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

     *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

     *4.  A copy of the existing By-Laws of the trustee, as amended to date (See
          Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 333-46849).

     5.   Not Applicable

     6. The consent of United States institutional trustee required by Section 321(b) of the Act.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.



                                      NOTE

In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligors and its directors or officers, the trustee has relied upon information furnished to it by the obligors.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item is based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligors are not in default under any indenture under which the applicant is trustee.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Whitehall Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 6th day of August, 1999.

                                       IBJ WHITEHALL BANK & TRUST COMPANY



                                       By:
                                          -------------------------------
                                          Stephen J. Giurlando
                                          Vice President

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Whitehall Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 6th day August, 1999.



                                    IBJ WHITEHALL BANK & TRUST COMPANY



                                    By: /s/Stephen J. Giurlando
                                       -------------------------------
                                       Stephen J. Giurlando
                                       Vice President

                                    EXHIBIT 6

                               CONSENT OF TRUSTEE



     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Anteon Corporation of it's 12% Senior Subordinated Notes due 2009, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                    IBJ WHITEHALL BANK & TRUST COMPANY



                                    By:  /s/Stephen J. Giurlando
                                       -------------------------------
                                         Stephen J. Giurlando
                                         Vice President












Dated: August 6, 1999

                                    EXHIBIT 6

                               CONSENT OF TRUSTEE



     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Anteon Corporation of it's 12% Senior Subordinated Notes due 2009, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                    IBJ WHITEHALL BANK & TRUST COMPANY



                                    By:
                                        ------------------------------
                                        Stephen J. Giurlando
                                        Vice President












Dated: August 6, 1999

                                    EXHIBIT 7


                       CONSOLIDATED REPORT OF CONDITION OF
                       IBJ WHITEHALL BANK & TRUST COMPANY
                              OF NEW YORK, NEW YORK
                      AND FOREIGN AND DOMESTIC SUBSIDIARIES

                           REPORT AS OF MARCH 31, 1999


                                                                                                                      Dollar Amounts
                                                                                                                      in Thousands
                                                                                                                      --------------


                                     ASSETS
                                     ------

1. Cash and balance due from depository institutions:
     a.  Non-interest-bearing balances and currency and coin   ....................................................$       21,794
     b.  Interest-bearing balances.................................................................................$       24,039

2.   Securities:
     a.  Held-to-maturity securities...............................................................................$           -0-
     b.  Available-for-sale securities.............................................................................$      192,664

3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs

     Federal Funds sold and Securities purchased under agreements to resell........................................$       90,207

4. Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income................................................$     2,045,440
     b.  LESS: Allowance for loan and lease losses...............................................$        64,777
     c.  LESS: Allocated transfer risk reserve...................................................$            -0-
     d.  Loans and leases, net of unearned income, allowance, and reserve..........................................$    1,980,663

5.   Trading assets held in trading accounts.......................................................................$          783

6.   Premises and fixed assets (including capitalized leases)......................................................$        6,188

7.   Other real estate owned.......................................................................................$           -0-

8.   Investments in unconsolidated subsidiaries and associated companies...........................................$           -0-

9.   Customers' liability to this bank on acceptances outstanding..................................................$          615

10.  Intangible assets.............................................................................................$       12,786



                                       9

11.  Other assets..................................................................................................$       61,758

12.  TOTAL ASSETS..................................................................................................$    2,391,497




                                   LIABILITIES
                                   -----------


13.  Deposits:
     a.  In domestic offices.......................................................................................$      722,967

     (1) Noninterest-bearing ....................................................................$      155,445
     (2) Interest-bearing .........................................................................................$      567,522

     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs.............................................$    1,111,757

     (1) Noninterest-bearing ......................................................................................$       14,819
     (2) Interest-bearing .........................................................................................$    1,096,938

14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

     Federal Funds purchased and Securities sold under agreements to repurchase....................................$      105,000

15.  a.  Demand notes issued to the U.S. Treasury..................................................................$        3,000

     b.  Trading Liabilities.......................................................................................$          468

16. Other borrowed money:
     a.  With a remaining maturity of one year or less.............................................................$       25,002
     b.  With a remaining maturity of more than one year...........................................................$        1,375
     c.  With a remaining maturity of more than three years........................................................$        3,550

17. Not applicable.

18.  Bank's liability on acceptances executed and outstanding......................................................$          615

19.  Subordinated notes and debentures.............................................................................$      100,000

20.  Other liabilities.............................................................................................$       68,528

21.  TOTAL LIABILITIES.............................................................................................$    2,142,262

22.  Limited-life preferred stock and related surplus..............................................................$          N/A



                                       10


                                 EQUITY CAPITAL

23.  Perpetual preferred stock and related surplus.................................................................$           -0-

24.  Common stock..................................................................................................$       28,958

25.  Surplus (exclude all surplus related to preferred stock)......................................................$      210,319

26.  a.  Undivided profits and capital reserves....................................................................$        9,707

     b.  Net unrealized gains (losses) on available-for-sale securities............................................$          251

     c.  Accumulated net gains (losses) on cash flow hedges........................................................$           -0-

27.  Cumulative foreign currency translation adjustments...........................................................$           -0-

28.  TOTAL EQUITY CAPITAL..........................................................................................$      249,235

29.  TOTAL LIABILITIES AND EQUITY CAPITAL..........................................................................$    2,391,497




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